UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014 (August 26, 2014)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2014, following the completion of its due diligence review of a portfolio of 12 senior housing communities located in Iowa (the “Sunnybrook Portfolio”), American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Sunnybrook Portfolio under the asset purchase agreement, dated as of August 1, 2014 (as amended, the “Agreement”), by and among American Realty Capital Healthcare Trust II Operating Partnership, L.P. (the “OP”) and ECI Acquisition I, LLC, a Delaware limited liability company, Village Assisted Living, LLC, Mt. Pleasant Assisted Living, LLC, Burlington Assisted Living, LLC, Muscatine Assisted Living, LLC, Carroll Assisted Living, LLC, Ft. Madison Assisted Living, LLC and Burlington Independent Living, LLC, each an Iowa limited liability company (together, the “Sellers”).

Pursuant to the Agreement, the OP agreed to purchase from the Sellers the Sunnybrook Portfolio, subject to the satisfactory completion of a due diligence review of the Sunnybrook Portfolio, among other conditions. The Sunnybrook Portfolio is comprised of a total of 563,900 rentable square feet for an aggregate contract purchase price of $164.2 million, exclusive of closing costs. The Agreement contains customary representations and warranties by the Sellers.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement.

The description of the Sunnybrook Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 26, 2014, the Company, through a wholly-owned subsidiary of the OP, consummated its acquisition of the fee simple interest in the Sunnybrook Portfolio. The Sellers have no material relationship with the Company and the acquisition was not an affiliated transaction. The contract purchase price of the Sunnybrook Portfolio was $164.2 million, exclusive of closing costs. The Company funded the acquisition of the Sunnybrook Portfolio with proceeds from its ongoing initial public offering of common stock.

The Sunnybrook Portfolio will be managed using a structure created under the REIT Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which the Company will receive operating income generated from the operations of the seniors housing communities. Frontier Management, LLC through certain affiliated entities, each an independent eligible contractor, will manage the properties within the Sunnybrook Portfolio known as Sunnybrook of Fort Madison (Fort Madison, Iowa), Sunnybrook of Mount Pleasant (Mount Pleasant, Iowa), Sunnybrook of Muscatine (Muscatine, Iowa), Prairie Hills at Ottumwa (Ottumwa, Iowa), Sunnybrook of Burlington (Burlington, Iowa) and Sunnybrook of Fairfield (Fairfield, Iowa), and will receive a market rate management fee pursuant to separate management contracts.  Provision Living, LLC, an independent eligible contractor, will manage the properties within the Sunnybrook Portfolio known as Prairie Hills at Des Moines (Des Moines, Iowa), Prairie Hills at Independence (Independence, Iowa), Prairie Hills at Clinton (Clinton, Iowa), Prairie Hills at Cedar Rapids (Cedar Rapids, Iowa), Prairie Hills at Carroll (Carroll, Iowa) and Prairie Hills at Tipton (Tipton, Iowa), and will receive a market rate management fee pursuant to separate management contracts.

Item 9.01. Financial Statements and Exhibits.

(a)(4) The audited and unaudited financial statements relating to the Sunnybrook Portfolio described in Item 1.01 of this Current Report on Form 8-K and required by Rule 3-05 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or by November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: August 29, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer